CSW
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CENTRAL AND SOUTH WEST CORPORATION
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News Release

1616 Woodall Rodgers Freeway
P.O. Box 660164 - Dallas, Texas 75266-0164

                               Central Power and Light Company, Corpus Christi Public Service Company of Oklahoma, Tulsa Southwestern Electric Power Company, Shreveport West Texas Utilities Company, Abilene
                               Central and South West Service, Inc., Dallas
                                 and Tulsa
                               CSW Communications, Inc., Austin CSW Credit,
                               Inc., Dallas CSW Energy, Inc., Dallas CSW
                               International, Inc., Dallas CSW Leasing, Inc., Dallas EnerShop Inc., Dallas SEEBOARD plc, Crawley, West Sussex, U.K.




                       CENTRAL AND SOUTH WEST CORPORATION
                         DIVIDEND RECORD DATE CORRECTION


Dallas (January 24, 1997) -- Central and South West Corporation's Record Date for first quarter 1997 yesterday was incorrectly reported as February 8, 1997. The first quarter 1997 Record Date should have been reported as February 7, 1997.



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For more information, contact Sharon R. Peavy, director of investor relations for Central and South West Corporation, 214-777-1277.

Internet inquiries:  http://www.csw.com